EXHIBIT 4.1

                         KENNY S&P EVALUATION SERVICES
                 A Division of Kenny Information Systems, Inc.
                                  65 BROADWAY
                           NEW YORK, N.Y. 10006-2511
                            TELEPHONE (212) 770-4000

                                                   March 29, 1996


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Unit Investment Trust Division
P.O. Box 9051
Princeton, New Jersey 08543-9051

The Chase Manhattan Bank, N.A.
Customer Service Retail Department
770 Broadway--7th Floor
New York, New York 10003-9598


Re: The Stripped ('Zero') U.S. Treasury Securities Fund, Provident Mutual A
    Series

Gentlemen:

     We have examined the post-effective Amendment to the Registration Statement File No. 33-02455 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

     You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

                                                   Sincerely,
                                                   FRANK A. CICCOTTO